UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stellus Capital Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	46-0937320
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

10000 Memorial Drive, Suite 500, Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-184195

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock contained in the section entitled “Description of Our Capital Stock” in the Registration Statement on Form N-2 (File No. 333-184195), filed with the Securities and Exchange Commission under the Securities Act of 1933 on September 28, 2012, as amended from time to time, is incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement of Stellus Capital Investment Corporation*

3.2	Bylaws of Stellus Capital Investment Corporation*
4.1	Form of Stock Certificate of Stellus Capital Investment Corporation*

*Incorporated by reference to Stellus Capital Investment Corporation’s registration statement on Form N-2 Pre-Effective Amendment No. 2 (File No. 333-184185), filed on October 23, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2012	Stellus Capital Investment Corporation

	By:	/s/ W. Todd Huskinson
W. Todd Huskinson
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Articles of Amendment and Restatement of Stellus Capital Investment Corporation*

3.2	Bylaws of Stellus Capital Investment Corporation*
4.1	Form of Stock Certificate of Stellus Capital Investment Corporation*

*Incorporated by reference to Stellus Capital Investment Corporation’s registration statement on Form N-2 Pre-Effective Amendment No. 2 (File No. 333-184195), filed on October 23, 2012.